 As filed with the Securities and Exchange Commission on April 24, 1998
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                         52-1492296
(STATE OF INCORPORATION)                              (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)

                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                 (410) 843-8000
              (Address, including zip code, and telephone number,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DOUGLAS L. BECKER
              PRESIDENT, CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 843-8000
           (Name, address, including zip code, and telephone number,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                       Richard C. Tilghman, Jr., Esquire
                             PIPER & MARBURY L.L.P.
                            36 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND  21201
                                 (410) 539-2530

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE
CHECK THE FOLLOWING BOX: [_]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933,OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]____________________
____________________________________________________.

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
Title of Shares to be Registered     Proposed Maximum Aggregate Offering Price    Amount of Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                        $8,395,603                            $2,477.00
============================================================================================================

(1) Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                                  APRIL 24, 1998
  PROSPECTUS



                                 168,316 SHARES


                         SYLVAN LEARNING SYSTEMS, INC.


                                  COMMON STOCK
                                  ___________

     The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

     The Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." On April 23, 1998 the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $51.25 per share.

     The Selling Stockholders may from time to time sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. See "Plan of Distribution." The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                                  ___________

THESE  SECURITIES  HAVE  NOT BEEN APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
  AND EXCHANGE  COMMISSION  NOR  HAS  THE  SECURITIES AND EXCHANGE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
          REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.
                                  ___________

           The date of this Prospectus is                     , 1998.


[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.]

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and (iii) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: Chief Financial Officer, telephone: (410) 843-8000.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading provider of educational services to families, schools and industry. The Company provides lifelong educational services through three lines of business: the Sylvan Prometric division delivers computer-based testing for academic admissions and professional certification programs, and include the operations of Wall Street Institute, a European-based franchisor and operator of learning centers for English language instruction that will also administer certain computer-based testing programs throughout Europe and Latin America; the Sylvan Learning Centers division provides personalized instructional services to students of all ages and skill levels and the Sylvan Contract Educational Services division provides educational services and professional development through contracts with school systems and other organizations. Sylvan's services are delivered through its network of more than 3,000 educational and testing centers around the globe. In 1997, total system-wide revenues were approximately $395.5 million, composed of $193.6 million from core educational services ($162.4 million from franchised Learning Centers and $31.2 million from Company-owned Learning Centers, product sales, franchise sales fees and other franchise service revenues), $135.3 million from testing services and $66.6 million from contract educational services.

     Core Educational Services. The Company's Core Educational Services division provides supplemental instruction in reading, mathematics and reading readiness, featuring an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of December 31, 1997, there were a total of 670 Learning Centers in 49 states, five Canadian provinces, Hong Kong, South Korea and Guam operated by the Company or its franchisees. As of that date, Sylvan owned and operated 48 Learning Centers, and 460 franchisees operated 622 Sylvan Learning Centers.

     Sylvan Prometric Testing Services. The Company conducts its testing business through 1,981 testing centers, 1,125 of which are located in North America and the remainder of which are located in 103 foreign countries. The Company enters into contracts directly with the testing organization, under which Sylvan receives a fee based upon the number of tests given. The Company has entered into a separate agreement with each franchisee that operates a testing center, whereby the franchisee receives a fee per test that decreases as the volume of the tests delivered increases. Principal customers for the Company's testing services are Educational Testing Services ("ETS") and, in the IT industry, Microsoft Corp. and Novell, Inc. IT customers sponsor worldwide certification programs for various professionals such as network administrators and engineers, service technicians and instructors, application specialists and developers, and system administrators, operators and engineers. The Company is the exclusive commercial provider of computer-based tests administered by ETS. This exclusivity provision does not apply to the SAT, PSAT and Achievement Tests that are sponsored by the College Board. The Company also provides testing services for organizations responsible for licensing broker-dealers, pilots, aviation mechanics, computer professionals and medical laboratory technicians. The Company, in December 1996, purchased Wall Street Institute International, B.V. and its commonly controlled affiliates (collectively "WSI"), a European-based franchisor and operator of learning centers where English is taught through a combination of computer-based and live instruction. WSI has more than 200 company-owned and franchised centers in operation throughout Europe and Latin America. Effective December 1, 1997, the Company purchased Block Testing Services L.P., Block State Testing Services L.P. and National Assessment Institute, Inc., (collectively "NAI/Block"), commonly-controlled companies engaged in the business of designing, marketing, selling, distributing and administering paper and pencil test for the licensing of individuals.

     Contract Educational Services; PACE; Sylvan-at-Work; Caliber Learning Network, Inc. Sylvan provides educational services under federal and various state funding programs to students in public and non-public schools. In March 1995, the Company acquired the PACE Group ("Pace"), a provider of educational and training services to large corporations throughout the United States. Services offered by PACE include racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking. This acquisition complements the Sylvan-At-Work program and extends the core educational services the Company offers to adults in the corporate workplace.

     The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, and its telephone number is (410) 843-8000.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the shares of Common Stock offered hereby.


                              SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the person listed therein (the "Selling Stockholders") prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.


                                               Shares Beneficially                                  Shares Beneficially
                                             Owned Prior to Offering            Shares To           Owned After Offering
                                           ------------------------------       Be Sold In     -------------------------------
         Name and Address of                  Number           Percent           Offering         Number            Percent
           Beneficial Owner
---------------------------------------    --------------    ------------    --------------    --------------     ------------
Pace LLC                                          227,504          *                 55,169           172,335           *
  28535 Orchard Lake Road
  Suite 400
  Farmington Hills, MI  48334-2918
Blanche Stastny                                    15,339          *                 15,339              -              -
  903 Hawthorne Road
  Kemah, TX   77565
William Van Dobson                                  8,010          *                  8,010              -              -
  5475 Maple Street
  Houston, TX   77096
Marie Jeanette Dobson                               8,336          *                  8,336              -              -
  5475 Maple Street
  Houston, TX   77096
Donna D. Findlay                                   10,526          *                 10,526              -              -
  7 Shorelake Drive
  Kingwood, TX   77339
A. Gordon Findlay, Jr.                              6,316          *                  6,316              -              -
  7 Shorelake Drive
  Kingwood, TX   77339
Dana F. Matzel                                      4,211          *                  4,211              -              -
  7 Shorelake Drive
  Kingwood, TX   77339
Paschal Gagliardo                                  20,409          *                 20,409              -              -
  1215 Breezy Bend
  Katy, TX   77494
SLC National Advertising Fund, Inc.               149,059          *                 40,000           109,059           *
  1000 Lancaster Street
  Baltimore, MD  21202

_____________
* Less than 1%.

     Pursuant to an Agreement and Plan of Merger between the Company and Pace Newco, Inc. and an Agreement and Plan of Merger between the Company and Staff Training, Incorporated, the Company acquired all of the outstanding stock of Pace Newco, Inc. and Staff Training, Incorporated, the corporations comprising The Pace Group. As initial consideration for the acquisition, the Company issued to Pace's principal owners, Messrs. Steven Rottinghaus, James McKinnon, W. Haynes Kelly, Tony Wood and Floyd Campbell (collectively the "Principals"), 331,439 shares of the Company's Common Stock which were registered under the Securities Act of 1933, as amended. Additionally, the Company agreed to pay the Principals and the other Pace stockholders an aggregate amount equal to 6.5 times the 1997 earnings before interest and taxes of the Sylvan/Pace Subsidiaries ("EBIT") in cash and shares of the Company's Common Stock (the "Final Payment"). The shares of Common Stock issued pursuant to this Registration Statement represent a portion of the Final Payment. In connection with the Pace acquisition, the Principals and other employees of the Pace/Sylvan Subsidiaries were granted options to acquire an aggregate of 49,578 shares of the Company's Common Stock pursuant to the Company's 1993 Employee Stock Option Plan (the "Plan"). In addition, the Company agreed to grant to the Principals and certain employees of the Sylvan/Pace Subsidiaries Plan options to acquire (i) an aggregate of 25,000 shares of the Company's Common Stock on April 25, 1996 and (ii) an aggregate of 25,000 shares of the Company's Common Stock on April 25, 1997. A non-employee stockholder of Pace was also granted an option to acquire 422 shares of the Company's Common Stock under substantially identical terms as the Plan options granted. Mr. Rottinghaus serves as the President of the Sylvan/Pace Subsidiaries, and each of Messrs. Haynes, McKinnon, Wood and Campbell serve as Vice President of the Eastern, Northern, Southern and Western Region of the Sylvan/Pace Subsidiaries, respectively.

     Pursuant to an Agreement and Plan of Reorganization dated March 31, 1998 between the Company and Blanche Stastny, Sylvan purchased all of the assets of two Sylvan Learning Centers for 15,339 shares of the Company's Common Stock.

     Pursuant to an Agreement and Plan of Reorganization dated March 31, 1998 among the Company, Creation Wallcoverings, Inc., William Van Dobson and Marie Jeanette Dobson, Sylvan purchased all of the issued and outstanding capital stock of Creation Wallcoverings, Inc. for 16,346 shares of the Company's Common Stock.

     Pursuant to an Agreement and Plan of Reorganization dated March 31, 1998 among the Company, 7 Shorelake Enterprises, Inc., A. Gordon Findlay, Jr., Donna
D. Findlay and Dana Findlay Matzel, Sylvan purchased all of the issued and outstanding capital stock of 7 Shorelake Enterprises, Inc. for 21,053 shares of the Company's Common Stock.

     Pursuant to an Agreement and Plan of Reorganization dated March 30, 1998 among the Company, Learning Centers of West Houston, Inc. and Paschal Gagliardo, Sylvan purchased all of the issued and outstanding capital stock of Learning Centers of West Houston, Inc. for 20,409 shares of the Company's Common Stock.

     Ms. Stastny, Mr. Dobson, Ms. Dobson, Mr. Findlay, Ms. Matzel and Mr. Gagliardo are currently employed by Sylvan.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Shares may be sold from time to time by the Selling Stockholders directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares a principals. In connection with any sales of the Shares hereunder, the Selling Stockholders and any broker-dealers participating such sales may be deemed to be "underwriters" within the meaning of the Securities Act. The distribution of the Shares hereunder by the Selling Stockholders may be effected in one or more transactions that may take place on the Nasdaq National Market or otherwise, including block trades or ordinary brokers' transactions, or through privately negotiated transactions, through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Company will not bear any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents. To the extent required, the specific shares of Common Stock to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering may be set forth in an accompanying Prospectus Supplement. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Selling Stockholders hereby under federal and state securities laws.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements of Sylvan Learning Systems, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated herein by reference which, as to the years 1996 and 1995, are based in part on the reports of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

======================================   =======================================




     No person has been authorized by
the Company to give any information or
to make any representations other than                 168,316 SHARES
those contained in this Prospectus in
connection with the offer contained in
this Prospectus, and if given or made,
such information or representations                    SYLVAN LEARNING
may not be relied upon as having been                    SYSTEMS, INC.
authorized by the Company.  This
Prospectus does not constitute an
offer to sell or a solicitation of an                    COMMON STOCK
offer to buy any of the securities in
any jurisdiction in which such offer
or solicitation is not authorized, or
in which the person making such offer
or solicitation is not qualified to do
so, or to any person to whom it is
unlawful to make such offer or                            PROSPECTUS
solicitation.  Neither the delivery of
this Prospectus nor any sale made
hereunder shall create an implication
that there has been no change in the
affairs of the Company since the date
hereof.



    _____________________________




          TABLE OF CONTENTS

    PAGE
    ----

    AVAILABLE INFORMATION.......... 2
    INCORPORATION OF CERTAIN
      DOCUMENTS BY REFERENCEA...... 2
    THE COMPANY.................... 3
    USE OF PROCEEDS................ 4
    SELLING STOCKHOLDERS........... 4
    PLAN OF DISTRIBUTION........... 6
    LEGAL MATTERS.................. 6
    EXPERTS........................ 6




                                                              , 1998


======================================  ========================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing Fee-Securities and Exchange Commission..  $ 2,477.00
     Nasdaq National Market Listing Fees............    3,366.54
     Fees and Expenses of Counsel...................    6,000.00
     Miscellaneous Expenses.........................    1,156.68
                                                      ----------
      TOTAL.........................................  $13,000.00
                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

ITEM 16.  EXHIBITS.

    Exhibit No.                     Description
    -----------                     -----------

           3.1    Articles of Amendment and Restatement of the Charter*

           3.2    Amended and Restated By-Laws dated September 27, 1996**

           4.1    Specimen Stock Certificate*

           4.2    Agreement and Plan of Merger with Pace Newco, Inc.***

           4.3    Agreement and Plan of Merger with Staff Training,
                  Incorporated***

           4.4 Agreement and Plan of Reorganization with 7 Shorelake Enterprises, Inc., A. Gordon Findlay, Jr., Donna D. Findlay and Dana Findlay Matzel, dated March 31, 1998

           4.5 Agreement and Plan of Reorganization with Learning Centers of West Houston, Inc. and Paschal Gagliardo, dated March 30, 1998

           4.6 Agreement and Plan of Reorganization with Creation Wallcoverings, Inc., William Van Dobson and Marie Jeanette Dobson, dated March 31, 1998

           4.7 Agreement and Plan of Reorganization with Blanche Stastny, dated March 31, 1998

           5.1    Opinion of Piper & Marbury L.L.P.

          23.1    Consent of Ernst & Young LLP

          23.2    Consent of Deloitte & Touche LLP

          23.3    Consent of Piper & Marbury L.L.P.
                  (contained in Exhibit 5.1)

          24.1    Powers of Attorney (included on signature page)

     ______________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558)
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.
*** Incorporated by reference from the Company's Current Report on Form 8-K dated May 5, 1995 relating to the acquisition of the Pace assets.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 24th day of April, 1998.

                                SYLVAN LEARNING SYSTEMS, INC.


                                By      /s/ R. Christopher Hoehn-Saric
                                   -------------------------------------------
                                   R. Christopher Hoehn-Saric, Chairman of the
                                         Board and Co-Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                         Title                          Date
              ---------                         -----                          ----
/s/ R. Christopher Hoehn-Saric       Co-Chief Executive Officer and
------------------------------     Chairman of the Board of Directors      April 24, 1998
R. Christopher Hoehn-Saric           (Principal Executive Officer)

/s/ Douglas L. Becker                  Co-Chief Executive Officer          April 24, 1998
-------------------------          President, Secretary and Director
Douglas L. Becker

/s/ B. Lee McGee                   Chief Financial Officer (Principal      April 24, 1998
-------------------                 Financial and Accounting Officer)
B. Lee McGee

/s/ Donald V. Berlanti                         Director                    April 24, 1998
-------------------------
Donald V. Berlanti

                                               Director                    April 24, 1998
---------------------
R. William Pollock

                                               Director                    April 24, 1998
_____________________
J. Phillip Samper

/s/ Nancy A. Cole                              Director                    April 24, 1998
---------------------
Nancy A. Cole

                                               Director                    April 24, 1998
---------------------
James H. McGuire

/s/ Rick Inatome                               Director                    April 24, 1998
---------------------
Rick Inatome

                                 EXHIBIT INDEX

                                                                  Sequentially
Exhibit No.              Description                             Numbered Page
-----------              -----------                             -------------

       3.1      Articles of Amendment and Restatement*

       3.2      Amended and Restated By-Laws dated
                September 27, 1996**

       4.1      Specimen Stock Certificate*

       4.2      Agreement and Plan of Merger with Pace
                Newco, Inc.***

       4.3      Agreement and Plan of Merger with Staff
                Training, Incorporated***

       4.4      Agreement and Plan of Reorganization with
                7 Shorelake Enterprises, Inc., A. Gordon
                Findlay, Jr., Donna D. Findlay and Dana
                Findlay Matzel, dated March 31, 1998

       4.5      Agreement and Plan of Reorganization with
                Learning Centers of West Houston, Inc. and
                Paschal Gagliardo, dated March 30, 1998

       4.6      Agreement and Plan of Reorganization with
                Creation Wallcoverings, Inc., William Van
                Dobson and Marie Jeanette Dobson, dated
                March 31, 1998

       4.7      Agreement and Plan of Reorganization with
                Blanche Stastny, dated March 31, 1998

       5.1      Opinion of Piper & Marbury L.L.P.

      23.1      Consent of Ernst & Young LLP

      23.2      Consent of Deloitte & Touche LLP

      23.3      Consent of Piper & Marbury L.L.P.
                (contained in Exhibit 5.1)

      24.1      Powers of Attorney (included on signature page)

     ___________________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558)
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.
*** Incorporated by reference from the Company's Current Report on Form 8-K dated May 5, 1995 relating to the acquisition of the Pace assets.

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